Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Invesco DB Precious Metals Fund

(Registrant)

Invesco DB Multi-Sector Commodity Trust

(Co-Registrant)

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	exchange-traded vehicle security	Invesco DB Precious Metals Fund Common Units of Beneficial Interest	Rule 457(u)	(1)	(1)	(1)		(2)
			Total Offering Amounts:			(1)		(1)
			Total Fees Previously Paid:
			Total Fee Offsets:
			Net Fee Due:			(1)		(1)

(1)

In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of Invesco DB Precious Metals Fund Common Units of Beneficial Interest (the “Shares”) are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)

In accordance with Rules 456(d) and 457(u) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Invesco DB Precious Metals Fund		333-228404-03	November 15, 2018		$38,923.17(1)	Exchange-traded vehicle	Invesco DB Precious Metals Fund Common Units of Beneficial Interest	19,200,000
Fee Offset Sources	Invesco DB Precious Metals Fund	S-1	333-228404-03	November 15, 2018			Exchange-traded vehicle	Invesco DB Precious Metals Fund Common Units of Beneficial Interest			$50,434.28

(1)

Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Shares will be partially offset by the registration fee associated with unsold securities registered pursuant to certain registration statement on Form S-1 (File No. 333-228404-03) filed by the Fund on November 15, 2018 (the “Prior Registration Statement”). A registration fee of $50,434.28 was paid in connection with the registration pursuant to the Prior Registration Statement of 22,400,000 Shares. On August 25, 2021, a registration statement on Form S-3 was filed by the Fund (File No. 333-257256-01) relating to the offer of an indeterminate number of Shares in accordance with Rule 456(d), of which the registration fees would be partially offset by the registration statement fee of $43,229.38 that was previously paid with respect to the 19,200,000 securities that remained unsold off the Prior Registration Statement as of that date. On March 22, 2024, a registration fee due under Rule 456(d) of $4,306.21 was offset and $38,923.17 is available to partially offset registration fees due under Rule 456(d) as they become due.